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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-93423) pertaining to the 1997 Stock Option Plan, the 1999 Employee Stock Purchase Plan, and the 1999 Nonemployee Directors Stock Option Plan of Maxygen, Inc., of our report dated February 18, 2000, with respect to the financial statements of Maxygen, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 23, 2000